Exhibit 10.5

QR PHARMA, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of December 19, 2014 among QR Pharma, Inc. (the “Company”), a Delaware corporation, and each stockholder of the Company who is a signatory hereto and each additional person who hereafter becomes a stockholder of the Company and a party to this Agreement in accordance with this Agreement, for as long as they are stockholders of the Company (individually an “Investor” and collectively the “Investors”).

Background:

Pursuant to a Series A Preferred Stock Purchase Agreement dated as of the date hereof (the “Stock Purchase Agreement”) entered into among the Company and certain of the Investors in connection with the issuance of shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), the Company has agreed to provide certain registration rights to the holders of the Series A Preferred Stock as well as other registration rights provided for herein.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Definitions.  As used in this Agreement:

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock of the Company.

“Preferred Stock” shall mean the Series A Preferred Stock and all future series of Preferred Stock of the Company hereafter authorized.

“Registrable Securities” shall mean (a) the Preferred Stock, (b) the Common Stock, including any shares of Common Stock issued or issuable upon conversion of the Preferred Stock, and (c) shares of Common Stock or Preferred Stock, or other securities convertible into Common Stock or Preferred Stock, received as a stock dividend or other distribution in respect to any of the foregoing.  For the purpose of any calculations required under Section 2 hereof, the number of Registrable Securities held by a holder shall equal the number of shares of Common Stock attributable to such holder, with the number of shares of Common Stock attributable to a holder being equal to (i) the number of shares of Common Stock held by such holder at the applicable time of determination plus (ii) the number of shares of Common Stock into which any Preferred Stock held by such holder at the applicable time of determination is convertible.  Notwithstanding the foregoing, a Registrable Security shall cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement; or (ii) such Registrable Security could be sold pursuant to Rule 144 (or any successor or comparable provision) without any volume restriction.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2.                                      Registration Rights.

2.1                               Demand Registration Rights.

2.1.1                     Commencing on the earlier of (i) December 19, 2019 or (ii) 180 days after the effective date of an initial public offering of the Company’s Common Stock, if holders of more than 50% of the Registrable Securities request the Company to file a registration statement under the Securities Act for a public offering of such shares of Registrable Securities having an aggregate offering price of at least $10,000,000, the Company shall, within ten days after the receipt of such notice, notify all holders of Registrable Securities of such request and shall use its reasonably diligent efforts to register under the Securities Act the Registrable Securities of all holders who so request within 90 days after the date of the Company’s notice; provided, however, that the Company shall be obligated to register only shares of Common Stock pursuant to this Agreement.  The Company is obligated to effect a maximum of two such demand registrations.

2.1.2                     Notwithstanding the foregoing, if the Company shall furnish to holders requesting a registration statement pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effective at such time because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the holders; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

2.1.3                     In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1: (a) if the Company delivers in good faith a written notice to the initiating holders that the Company intends to file a registration statement for its initial public offering then during the period commencing after the date of the giving of such notice and ending on a date that is 180 days thereafter; or (b) during the period ending (i) 180 days after the effective date of a registration subject to Section 2.2 or (ii) 90 days after the effective date of any other registration statement pertaining to Common Stock; or (c) if the initiating holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made pursuant to Section 2.3.

2.2                               Piggyback Registration Rights.  Whenever the Company proposes to register any Common Stock for its own or others’ account under the Securities Act for a public offering for cash, other than a registration relating to employee benefit plans, the Company shall give each holder of Registrable Securities prompt written notice of its intent to do so.  Upon the written request of any such holder given within 10 days after receipt of such notice, the Company will cause to be included in such registration all of the Registrable Securities that such holder requests; provided, however, that the Company shall be obligated to register only shares of Common Stock pursuant to this Agreement.  If the Company is advised in writing by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 2.2 that the number of shares to be sold by persons other than the Company is greater than the number of such shares that can be offered without adversely affecting the offering, the Company may reduce pro rata the number of shares of Registrable Securities offered for the accounts of such persons (based upon the number of shares held by such persons, assuming immediate conversion of all Preferred Stock) to a number deemed satisfactory by such managing underwriter; and a managing underwriter shall have the right to exclude Registrable Securities entirely pursuant to the preceding clause.  In the event of such a limitation, shares of persons not having registration rights under this Section 2.2 will not be included in the registration unless all Registrable Securities requested to be included in the registration have been included.

2.3                               Form S-3 Registration Rights.  If, at a time when Form S-3 (or any successor thereto) is available for such registration, the Company shall receive from holders of more than 15% of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 of Registrable Securities having an aggregate offering price of at least $5,000,000 (based on the then current public market price), the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities and, as soon as reasonably practicable, effect such registration and all such related qualifications and compliances as may be requested and as would permit the sale and distribution of all Registrable Securities as are specified in such request and any written requests of other holders given within 10 days after receipt of such notice; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3:  (i) if Form S-3 is not available for such offering by the applicable holders; or (ii) if the Company shall furnish to the applicable holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the holder or holders under this Section 2.3; provided, however, that the Company shall not utilize this right more than twice in any 12-month period.  The Company shall not be obligated to file more than two registrations pursuant to this Section 2.3.

2.4                               Registration Procedures.  All expenses incurred in connection with the registrations under Sections 2.1 and 2.2 (including without limitation all registration, filing, qualification, blue sky, printer’s and accounting fees and the fees and disbursements of up to $25,000 of one counsel for the holders, but excluding underwriting commissions and discounts) shall be borne by the Company and all expenses incurred in connection with the registrations under Section 2.3 shall be borne pro rata by the holders participating in such registrations.  In connection with registrations under this Section 2, the Company shall (i) use its reasonably diligent efforts to prepare and file with the Commission as soon as reasonably practicable a registration statement with respect to the Registrable Securities, as the case may be, and use its reasonably diligent efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which holders shall have sold all Registrable Securities that they requested to be registered); (ii) use its reasonably diligent efforts to register and qualify the Registrable Securities covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the Registrable Securities; and (iii) provide a transfer agent for the Common Stock no later than the effective date of the first registration of any Registrable Securities.  The Company shall not be obligated to effect or continue any registration or qualification under this Section 2 if, in the opinion of the Company’s counsel, such registration or qualification would violate applicable securities laws and/or regulations.  The Company shall not be obligated to effect registration or qualification under this Section 2 in any jurisdiction requiring it to qualify to do business (unless the Company is otherwise required to be so qualified) or to execute a general consent to service of process.

2.5                               Underwriting Arrangement.  In connection with each registration pursuant to Sections 2.1, 2.2 and 2.3 covering an underwritten public offering, the Company and each holder participating in a registration pursuant to this Section 2 (a “Participating Holder”) agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as is then customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

2.6                               Notification.  The Company shall promptly notify each holder of Registrable Securities covered by any registration statement of any event that results in the prospectus included in such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

2.7                               Transfers Not Requiring Registration.  Notwithstanding anything to the contrary set forth herein, the Company shall not be obligated to file any registration statement pursuant to this Section 2 if in the opinion of counsel satisfactory to the Company and the holder of the Registrable Securities the proposed transfer may be effected without registration under the Securities Act and any certificate evidencing the shares to be transferred need not bear a restrictive legend.

2.8                               Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities under this Agreement may be assigned by an Investor to a transferee or assignee of such Registrable Securities with respect to the Registrable Securities being transferred or assigned; provided that (a) such transfer may otherwise be effected in accordance with applicable restrictions on transfer set forth herein or otherwise agreed upon by such holder and the Company; and (b) such transferee or assignee (i) is a Permitted Transferee (as defined in the Stockholders Agreement dated as of December 19, 2014 among the Company and its stockholders) of the holder or (ii) acquires from such Holder or Holders at least 500,000 Registrable Securities (as appropriately adjusted for stock splits and the like) in a simultaneous transaction.

3.                                      Indemnification.

3.1                               Indemnification by the Company.  The Company will indemnify each holder of Registrable Securities, each of its officers, directors and partners, stockholders, employees, agents (including such holder’s legal counsel and independent accountants), and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance and will reimburse each such holder, each of its officers, directors and partners, stockholders, employees, agents and such holder’s legal counsel and independent accountants, and each person controlling such holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company by such holder or underwriter and stated to be specifically for use therein, or (ii) the failure of such holder to effectively cause the prospectus delivery requirement of the Securities Act to be satisfied, and the Company will reimburse such holder, such directors, officers, stockholders, partners, employees, agents, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action for which the Company is required to provide indemnification pursuant to this Section 3.1.

3.2                               Indemnification by Holders.  Each holder of Registrable Securities will, severally and not jointly, if Registrable Securities held by such holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its officers, directors, stockholders, employees, agents (including its legal counsel and independent accountants), each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder of Registrable Securities or such underwriter, each of its officers and directors and each person controlling such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such document in reliance upon and in conformity with information furnished to the Company by such holder and stated to be specifically for use therein, (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, in each case to the extent, but only to the extent, that such violation occurred as a result of the use, in such document of information furnished to the Company by such holder, or (iii) any failure to effectively cause the prospectus delivery requirement of the Securities Act to be satisfied; and each holder will reimburse the Company, such holders, such directors, officers, stockholders, employees, agents (including its legal counsel and independent accountants), underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action for which such holder is obligated to provide indemnification pursuant to this Section 1.10(b).

3.3                               Procedure for Indemnification.  Each party entitled to indemnification under this Section 3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially adversely affected as a result of such failure to give notice.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

3.4                               Contribution.  If the indemnification provided for in Section 3.1 and Section 3.2 is unavailable or insufficient to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the holders of Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under Section 3.3.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the holders of Registrable Securities, on the other hand, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the holders of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the holders of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section 3.4.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 3.4, a holder of Registrable Securities shall not be required to contribute any amount in excess of the gross proceeds (before expenses and commissions) paid to or otherwise received by such holder of Registrable Securities sold as contemplated herein or any other person or entity designated by such holder.  No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

4.                                      Reports Under Securities Exchange Act of 1934.  With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to satisfy the requirements of all such rules and regulations (including the requirements for public information, registration under the Securities Exchange Act of 1934 and timely reporting to the Commission) at the earliest possible date after its first registered public offering.

5.                                      Holdback Agreement.  Each holder of Registrable Securities agrees upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

6.                                      Cooperation of Holders of Registrable Securities.  As a condition to the Company’s registration obligations under Section 2, each prospective seller of the shares of Registrable Securities registered or to be registered under any registration hereunder shall furnish to the Company such information and execute such documents regarding the shares held by such seller and the intended method of disposition thereof as the Company shall reasonably request in writing and as shall be required in connection with the registration, qualification or compliance referred to in this Agreement to be taken by the Company.  No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

7.                                      Termination of Registration Rights.  The right of a holder of Registrable Securities to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate upon the earliest to occur of: (a) the closing of a Liquidity Event, as such term is defined in the Company’s Certificate of Incorporation, as amended; (b) as to a particular holder of Registrable Securities, when all Registrable Securities of such holder could be sold without volume restriction under SEC Rule 144 (or any successor or comparable provision); and (c) the five-year anniversary of the initial public offering of the Company’s Common Stock.

8.                                      Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

To the Company:

QR Pharma, Inc.

1055 Westlakes Drive, Suite 300

Berwyn, PA  19312

Attention:  Maria Maccecchini

Facsimile: (610) 727-4001

with a copy to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA  19103

Attention:  Kathleen M. Shay

Facsimile: (215) 689-4382

To any Investor:

Addressed to such Investor at the address set forth on such Investor’s signature page to this Agreement;

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement shall be deemed to have been given when received by the party to whom it is addressed.

9.                                      Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.                               Counterparts.  This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement and any counterpart signature page hereto may be delivered by facsimile or electronic transmission with the same effect as if such party had delivered an executed original counterpart of this Agreement.

11.                               Successors and Assigns.  None of the parties to this Agreement shall assign, transfer, pledge or otherwise encumber or dispose of any of such party’s respective rights and obligations or both under this Agreement, except in connection with a transfer of Registrable Securities to the extent expressly permitted herein.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, and their personal representatives, estates, successors and assigns.  Any attempted assignment in violation of this Agreement shall be null and void.  Each transferee of Registrable Securities shall, as a condition to such transfer, agree to be bound by the provisions of this Agreement as an “Investor” for purposes hereof in a joinder or counterpart signature page hereto in form reasonably acceptable to the Company.

12.                               Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

13.                               Supersedes Other Agreements.  If this Agreement shall conflict in any respect with all or any portion of any other agreement or instrument to which any party hereto is a party, the provisions of this Agreement shall supersede such conflicting agreement or instrument or portion thereof.

14.                               Amendments and Waivers.  Changes in or additions to any provision of this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the holders of not less than a majority of the Registrable Securities.

(Signature pages follow.)

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day, month and year first above written.

QR PHARMA, INC.

By:	/s/ Maria Maccecchini

Title:	President

(Company Signature Page to QR Pharma Inc. Registration Rights Agreement)

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day, month and year first above written.

/s/ Maria L. Maccecchini
Maria L. Maccecchini

[/s/ Signatures of Stockholders]